SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 21, 1999



                            CHAPARRAL RESOURCES, INC.
               (Exact Name of Registrant as Specified in Charter)



          COLORADO                    0-7261                      84-0630863
(State or Other Jurisdiction       (Commission                  (IRS Employer
     of Incorporation)             File Number)              Identification No.)


     2211 Norfolk Street, Suite 1150
             Houston, Texas                                         77098
(Address of Principal Executive Offices)                         (Zip Code)



       Registrant's telephone number, including area code: (713) 807-7100

Item 5. Other Events
--------------------

     At a  Special  Meeting  of the  Shareholders  (the  "Special  Meeting")  of
Chaparral Resources, Inc. (the "Registrant") held on April 21, 1999, the shareholders approved a proposal to amend Article Fourth of the Registrant's Amended and Restated Articles of Incorporation (the "Amendment") to effect, as of April 21, 1999, a reverse stock split in which one new share of common stock, par value $0.10 per share, of the Registrant was exchanged for every 60 shares of common stock, par value $0.10 per share, of the Registrant presently authorized, issued, and outstanding (the "Reverse Stock Split"). No scrip or fractional shares certificates were issued in connection with the Reverse Stock Split. Fractional shares resulting from the Reverse Stock Split were rounded upward to the nearest whole share so that no shareholder was deprived of any shares. Approximately 50.2% of the shareholders entitled to notice of and to vote at the Special Meeting voted in favor of the Reverse Stock Split.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c) Exhibits.

Number         Exhibit
------         -------
99.1           Press Release, dated April 21, 1999, of Chaparral Resources, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CHAPARRAL RESOURCES, INC.



Date: April 29, 1999                      By: /s/ Michael B. Young
                                            ------------------------------------
                                            Michael B. Young, Treasurer